Item 77C - THE KOREA FUND, INC.

Registrant incorporates by reference its Proxy Statement,
 filed on October 28, 2005 (Accession No.
0000950123-05-012736).

Shareholder Meeting Results:

An Annual Meeting of Shareholders of The Korea Fund, Inc.
was held on December 14, 2005. The following matter was voted upon by the shareholders of said fund
(the resulting votes are presented below):

1. Election of Directors:

Number of Votes

Affirmative 	Withheld
22,627,926	575,662



G:\sec_reg\NSAR\2005\123105\77c-kor.doc